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                                                                     EXHIBIT 5.2


                 [KUMMER KAEMPFER BONNER & RENSHAW LETTERHEAD]


                                 July 31, 1998



Tarragon Realty Investors, Inc.
3100 Monticello
Suite 200
Dallas, Texas 75205

               Re:   Tarragon Realty Investors, Inc.
                     Registration Statement on Form S-4
                     7,586,000 Shares of Common Stock, Par Value $.01 Per Share

Ladies and Gentlemen:

               You have requested our opinion as a special Nevada counsel for Tarragon Realty Investors, Inc., a Nevada corporation (the "Company"), in connection with the proposed merger (the "Merger") of National Income Realty Corporation, a California corporation ("National") (successor in interest to National Income Realty Trust, a California business trust), into the Company pursuant to an Agreement and Plan of Merger to be entered into by and between National and the Company ("Merger Agreement"). As consideration for the Merger, each stockholder of National will receive 1.97 shares of the Company's stock in exchange for each share of National common stock owned as of the effective time of the Merger. National shall cease to exist and the stockholders of National shall become stockholders of the Company. Assuming the Merger Agreement is approved and implemented, the Company will acquire all of the issued and outstanding shares of common stock of its financial adviser, Tarragon Realty Advisers, Inc., in exchange for the issuance by the Company of 100,000 shares of the Company's stock and certain options to purchase 350,000 shares of the Company's common stock (the "Stock Purchase Agreement"). We are rendering this opinion in connection with this proposed transaction and the registration by the Company of 7,586,000 shares of its common stock (the "Common Stock"), and the proposed issuance and sale thereof under the Registration Statement, as defined below. Any opinions expressed herein shall be limited to the extent that we have been retained as special Nevada counsel.
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Tarragon Realty Investors, Inc.
July 31, 1998
Page 2


          In connection with this opinion letter, we have reviewed the following documents ("Documents"):

          1. A draft Form S-4 Registration Statement of the Company anticipated to be filed with the U.S. Securities and Exchange Commission on August 3, 1998 (the "Registration Statement").

          2.   A copy of the executed Merger Agreement dated June 5, 1998.

          3.   A copy of the executed Stock Purchase Agreement dated June 5,
1998.

          4. Articles of Incorporation of the Company as filed with the Nevada Secretary of State on April 2, 1997.

          5. Bylaws of the Company certified by the Company to be currently in force and effect.

          6. Unanimous Written Consent of the Board of Directors of the Company in lieu of organizational meeting dated April 3, 1997.

          7. Minutes of a Meeting of the Board of Directors of the Company dated February 18, 1998.

          8.   Officers Certificate of the Company dated as of July 31, 1998.

          In our examination, we have assumed that each Document will be duly completed (where blanks appear), duly executed and duly delivered by each party as of this date. We further assume the genuineness of all signatures, and the legal capacity of natural persons who signed or who will sign the Documents. We assume the Documents are the only material documents governing the affairs of the Company in relation to the above-described transaction. In our examination, we also have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all Documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. We assume that each party other than the Company has the power and authority to execute and deliver the Documents and that such other parties have duly authorized such execution and delivery. We further assume that the Documents are legal, valid, binding and enforceable obligations of any party other than the Company. We assume that the Documents have not been rescinded, modified or altered in any manner whatsoever as of the date hereof. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers of the Company and National, public officials and others. Moreover, we have assumed that the Merger Agreement to be entered into between the Company and National will become effective substantially in the form included in the Registration Statement, and that the Merger will be consummated as described in the Registration Statement and pursuant to and in accordance with the Merger Agreement. Furthermore, we have not independently verified any of the factual matters set forth in any certificate or other document upon which we have relied.
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Tarragon Realty Investors, Inc.
July 31, 1998
Page 3



     Matters of which we have knowledge are those matters which are known to us in the course of our representation of the Company, without any independent investigation by us of any such matters.

     We are admitted to the Bar of the State of Nevada. In rendering our opinions hereinafter stated, we have relied upon the applicable laws of the State of Nevada as those laws presently exist and as they have been applied and interpreted by courts having jurisdiction within the State of Nevada. We express no opinion as to the laws of any other jurisdiction or of the United States of America.

     Based upon the foregoing and in reliance thereon and subject to the assumptions, exceptions, qualifications, and limitations set forth herein, we are of the opinion that the Common Stock has been duly and validly authorized and reserved for issuance, and, when issued pursuant to the terms of the Merger Agreement as contemplated in the Registration Statement, will be validly issued and outstanding, fully paid and non-assessable.

     In rendering the foregoing opinion, we have made no independent examination of the laws of the State of California nor have we analyzed any issues which may relate thereto. We express no opinion as to the laws of any jurisdiction other than the applicable laws of the State of Nevada, and we assume no responsibility as to the applicability thereto, or effect thereon, of the laws of any other jurisdiction.

     This opinion is effective as of the date hereof and we disclaim any responsibility to update this opinion at any time following the date hereof. No extensions of our opinion may be made by implication or otherwise. We express no opinion other than as herein expressly set forth. This opinion is solely for the benefit of the addressee hereof, and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document or other report, and may not be furnished to any person or entity (except that Prager, Metzger, & Kroemer PLLC may rely on this opinion as if it were addressed to that firm for purposes of such firm's opinion to be filed as
Exhibit 5.2 to the Registration Statement) We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm name under the caption "Legal Matters" in the Registration Statement and in the Prospectus contained therein. By giving such consent, we do not hereby admit that we are an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended.

                                           Sincerely,


                                           /s/  Kummer Kaempfer Bonner & Renshaw
                                           -------------------------------------
                                           KUMMER KAEMPFER BONNER & RENSHAW